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                                                                    Exhibit 23.1



                      [COOPERS & LYBRAND L.L.P. LETTERHEAD]



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 18, 1996, on our audits of the financial statements of Infonautics, Inc. as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994 and 1993 appearing in the Infonautics, Inc. Registration Statement on Form S-1 (File No. 333-2428) filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933. We also consent to the reference to our firm under the caption "Experts" under Item
3 - Incorporation of Documents by Reference.







Coopers & Lybrand L.L.P.
Philadelphia, PA





September 18, 1996